AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of this 18th day of August, 1997, by and among PUBLIC STORAGE PROPERTIES XI, INC., a California corporation ("PSP11"), AMERICAN OFFICE PARK PROPERTIES, INC., a California corporation ("AOPP") and PUBLIC STORAGE, INC., a California corporation ("PSI").

     A. The parties intend that this Agreement shall constitute a Plan of Reorganization for purposes of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan of Reorganization provides for (i) the merger of AOPP with and into PSP11 in accordance with the applicable provisions of the General Corporation Law of California (the "GCLC") and an Agreement of Merger substantially in the form attached hereto as Exhibit A ("Merger Agreement") and (ii) the tax-deferred like-kind exchange (the "Exchange") in which PSP11 will transfer to PSI the 13 properties listed on Exhibit B hereto (the "PSP11 Exchange Properties") and PSI will transfer to PSP11 the 11 properties listed on Exhibit C hereto (the "PSI Exchange Properties").

     B. PSP11, AOPP and PSI believe that it is in the best interests of such corporations and their respective shareholders to enter into and complete this Agreement and they have approved this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, the parties agree as follows:

     1. Adoption of Plan. The parties hereby adopt the Plan of Reorganization hereinafter set forth.

     2.  The Merger and the Exchange.

         2.1 Completion of the Merger and the Exchange. At the Effective Time (as defined below), (i) AOPP will be merged with and into PSP11 (the "Merger") in accordance with the terms, conditions and provisions of this Agreement and the Merger Agreement and (ii) the Exchange will be consummated in accordance with the terms, conditions and provisions of this Agreement. The Merger shall become effective at the time at which the Merger Agreement, together with the requisite Officers' Certificates of PSP11 and AOPP, are filed with the California Secretary of State in accordance with the GCLC (the "Effective
Time"). PSP11 and AOPP are sometimes collectively referred to herein as the "Constituent Corporations" and PSP11, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

         2.2  Effect of the Merger and Exchange. At the Effective Time:

              2.2.1     Constituent   Corporations.   The  separate  corporate
existence of AOPP shall cease and the Surviving Corporation shall thereupon succeed, without other transfer, to all the rights and property of AOPP and

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shall be subject to all the debts and  liabilities of AOPP in the same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of AOPP shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against AOPP may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

              2.2.2 Articles and Bylaws. Except as amended by the Merger Agreement, the Articles of Incorporation and the Bylaws of PSP11, as in effect at the Effective Time, shall continue to be the Articles of Incorporation and the Bylaws of the Surviving Corporation until changed as provided by law and their respective provisions; provided that such Articles of Incorporation and Bylaws may be amended and restated following the Effective Time in forms reasonably acceptable to the Surviving Corporation.

              2.2.3 Directors. The directors of the Surviving Corporation immediately following the Merger shall be the following:

                       Ronald L. Havner, Jr.
                       Harvey Lenkin
                       Vern O. Curtis
                       James Kropp
                       Jack D. Steele
                       Christopher Weil

                       Such  persons   shall   continue  as  directors  of  the
Surviving Corporation until their successors are elected and qualified as provided by law and in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. If any of the above named individuals is unable to serve as a director of the Surviving Corporation at the Effective Time, a successor will be selected by the remaining above named individuals.

              2.2.4     Officers.  The  executive   officers  of  the  Surviving
Corporation immediately following the Merger shall be the following:

                        Ronald L. Havner, Jr.
                        Mary Jayne Howard

                        Such persons shall continue as officers of the Surviving Corporation until their successors are elected and qualified as provided by law and in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

              2.2.5 Name. At the Effective Time, the name of the Surviving Corporation shall be changed to "American Office Properties, Inc."

         2.3 Common Stock Series A of PSP11. Each outstanding share of Common Stock Series A ($.01 par value) of PSP11 (the "PSP11 Shares") would continue to be owned by holders of PSP11 Shares or converted into the right to receive cash as follows:
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              2.3.1     Cash Election. At the Effective Time, subject to Section
2.7.1 hereof, each PSP11 Share as to which a cash election has been made in accordance with the provisions of Section 2.6 hereof and has not been revoked, relinquished or lost pursuant to Section 2.6 hereof (the "Cash Election Shares") shall be converted into and shall represent the right to receive $20.50 in cash. As soon as practicable after the Effective Time, the registered holders of Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Shares.

              2.3.2     No Cash Election.   At the Effective Time, subject to
Section 2.12 hereof, each PSP11 Share (other than Cash Election Shares) shall continue to be owned by the holders of the PSP11 Shares.

         2.4 Common Stock Series B and C of PSP11. Each outstanding share of Common Stock Series B and C ($.01 par value) of PSP11 (the "PSP11 Series B and C Shares") would be converted into the right to receive cash or PSP11 Shares as follows:

              2.4.1     Cash  Election.   At  the  Effective  Time,  subject to
Section 2.7.2 hereof, each PSP11 Series B and C Share as to which a cash election has been made in accordance with the provisions of Section 2.6 hereof and has not been revoked, relinquished or lost pursuant to Section 2.6 hereof (the "Cash Election Shares") shall be converted into and shall represent the right to receive $17.71 in cash. As soon as practicable after the Effective Time, the registered holders of Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Shares.

              2.4.2     No  Cash  Election.  At the Effective  Time, subject to
Section 2.12 hereof, each PSP11 Series B and C Share (other than Cash Election Shares) shall be converted into 0.8641 PSP11 Shares. If PSP11 should split or combine the PSP11 Shares, or pay a stock dividend, such conversion number will be appropriately adjusted to reflect such action.

         2.5 AOPP Shares. Each outstanding share of Common Stock ($.10 par value) of AOPP (the "AOPP Shares") would be converted into the right to receive cash or PSP11 Shares as follows:

              2.5.1     Cash Election. At the Effective Time, subject to Section
2.7.3 hereof, each AOPP Share as to which a cash election has been made in accordance with the provisions of Section 2.6 hereof and has not been revoked, relinquished or lost pursuant to Section 2.6 hereof (the "Cash Election Shares") shall be converted into and shall represent the right to receive $24.19 in cash. As soon as practicable after the Effective Time, the registered holders of Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Shares.

              2.5.2     No  Cash  Election.  At the Effective Time, subject to
Section 2.12 hereof, each AOPP Share (other than Cash Election Shares) shall be converted into 1.18 PSP11 Shares. If PSP11 should split or combine the PSP11 Shares, or pay a stock dividend, such conversion number will be appropriately adjusted to reflect such number.

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         2.6  Procedure  for Cash  Election.  At the time of the  mailing of the
Proxy Statement and Prospectus provided for in Section 7.5 hereof, PSP11 will send to (i) each holder of record of PSP11 Shares and PSP11 Series B and C Shares at the record date for the PSP11 meeting of shareholders referred to in
Section 7.2.1 hereof and (ii) each holder of record of AOPP Shares at the record date for the AOPP meeting of shareholders referred to in Section 7.2.2 hereof a cash election form (the "Form of Election") providing such holder with the option to elect to receive the cash election payment contemplated by Section 2.3.1, 2.4.1 or 2.5.1 hereof with respect to such holder's shares. Any such election to receive such cash payment shall have been properly made only if American Stock Transfer & Trust Company (the "Exchange Agent") shall have received at its designated office, by 5:00 p.m., New York time, on the last business day preceding the day of such meeting of shareholders, a Form of Election properly completed and accompanied by certificates for the shares to which such Form of Election relates (or an appropriate guarantee of delivery in a form and on terms satisfactory to PSP11), as set forth in such Form of Election. Any Form of Election may be revoked by the person submitting the same to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York time, on the last business day before the day of the respective meeting of shareholders referred to in Section 7.2.1 or 7.2.2 hereof. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by the parties hereto that the Merger has been abandoned. If a Form of Election is revoked pursuant to this Section 2.6, the certificate or certificates or any guarantee of delivery in respect of the PSP11 Shares, PSP11 Series B and C Shares or AOPP Shares to which such Form of Election relates shall be promptly returned to the person submitting the same to the Exchange Agent. The Exchange Agent may determine whether or not elections to receive cash have been properly made or revoked pursuant to this Section 2.6, and any such determination shall be conclusive and binding. If the Exchange Agent determines that any election to receive cash was not properly or timely made, the PSP11 Shares, PSP11 Series B and C Shares and AOPP Shares covered thereby shall not be treated as Cash Election Shares, and shall be treated in the Merger as provided in Section 2.3.2, 2.4.2 or 2.5.2 hereof. The Exchange Agent may, with the mutual agreement of PSP11 and AOPP, establish such procedures, not inconsistent with this Section 2.6, as may be necessary or desirable to implement this Section 2.6.

         2.7  Procedure for Proration.

              2.7.1     PSP11 Shares.

                        2.7.1.1 No Proration. If the aggregate number of Cash Election Shares owned by holders of PSP11 Shares is 20% or less than the number of PSP11 Shares outstanding as of the record date for the meeting of shareholders of PSP11 referred to in Section 7.2.1, then each such Cash Election Share shall be converted in the Merger into the right to receive $20.50 in cash.

                        2.7.1.2 Proration. If the aggregate number of Cash Election Shares owned by holders of PSP11 Shares exceeds 20%, then each such Cash Election Share shall be converted in the Merger into the right to receive cash as follows: the number of Cash Election Shares owned by a holder of PSP11 Shares that shall be converted into the right to receive $20.50 in cash shall

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equal the number obtained by multiplying (i) 20% of the outstanding PSP11 Shares by (ii) a fraction of which the numerator shall be the number of Cash Election Shares owned by such holder and the denominator shall be the aggregate number of Cash Election Shares owned by holders of PSP11 Shares. The balance of such Cash Election Shares shall be treated in accordance with the provisions of Section
2.3.2 hereof. Notwithstanding the foregoing, PSP11, in its sole discretion, may allow such Cash Election Shares to receive $20.50 in cash even if the aggregate number of Cash Election Shares owned by holders of PSP11 Shares exceeds 20% of the number of PSP11 Shares outstanding as of the record date for the meeting of shareholders of PSP11 referred to in Section 7.2.1.

              2.7.2     PSP11 Series B and C Shares.

                        2.7.2.1 No Proration. If the aggregate number of Cash Election Shares owned by holders of PSP11 Series B and C Shares is 20% or less than the number of PSP11 Series B and C Shares outstanding as of the record date for the meeting of shareholders of PSP11 referred to in Section 7.2.1, then each such Cash Election Share shall be converted in the Merger into the right to receive $17.71 in cash.

                        2.7.2.2 Proration. If the aggregate number of Cash Election Shares owned by holders of PSP11 Series B and C Shares exceeds 20%, then each such Cash Election Share shall be converted in the Merger into the right to receive cash as follows: the number of Cash Election Shares owned by a holder of PSP11 Series B and C Shares that shall be converted into the right to receive $17.71 in cash shall equal the number obtained by multiplying (i) 20% of the outstanding PSP11 Series B and C Shares by (ii) a fraction of which the numerator shall be the number of Cash Election Shares owned by such holder and the denominator shall be the aggregate number of Cash Election Shares owned by holders of PSP11 Series B and C Shares. The balance of such Cash Election Shares shall be treated in accordance with the provisions of Section 2.4.2 hereof. Notwithstanding the foregoing, PSP11, in its sole discretion, may allow such Cash Election Shares to receive $17.71 in cash even if the aggregate number of Cash Election Shares owned by holders of PSP11 Series B and C Shares exceeds 20% of the number of PSP11 Shares outstanding as of the record date for the meeting of shareholders of PSP11 referred to in Section 7.2.1.

              2.7.3     AOPP Shares.

                        2.7.3.1 No Proration. If the aggregate number of Cash Election Shares owned by holders of AOPP Shares is 20% or less than the number of AOPP Shares outstanding as of the record date for the meeting of shareholders of AOPP referred to in Section 7.2.2, then each such Cash Election Share shall be converted in the Merger into the right to receive $24.19 in cash.

                        2.7.3.2 Proration. If the aggregate number of Cash Election Shares owned by holders of AOPP Shares exceeds 20%, then each such Cash Election Share shall be converted in the Merger into the right to receive cash as follows: the number of Cash Election Shares owned by a holder of AOPP Shares that shall be converted into the right to receive $24.19 in cash shall equal the number obtained by multiplying (i) 20% of the outstanding AOPP Shares by (ii) a fraction of which the numerator shall be the number of Cash Election Shares owned by such holder and the denominator shall be the aggregate number of Cash

Election Shares owned by holders of AOPP Shares. The balance of such Cash Election Shares shall be treated in accordance with the provisions of Section
2.5.2 hereof. Notwithstanding the foregoing, PSP11, in its sole discretion, may allow such Cash Election Shares to receive $24.19 in cash even if the aggregate number of Cash Election Shares owned by holders of AOPP Shares exceeds 20% of the number of AOPP Shares outstanding as of the record date for the meeting of shareholders of AOPP referred to in Section 7.2.2.

         2.8 Exchange of Certificates. After the Effective Time, each holder of a certificate theretofore evidencing outstanding PSP11 Series B and C Shares and AOPP Shares which were converted into PSP11 Shares pursuant hereto, upon surrender of such certificate to the Exchange Agent or such other agent or agents as shall be appointed by the Surviving Corporation, shall be entitled to receive a certificate representing the number of whole PSP11 Shares into which the PSP11 Shares theretofore represented by the certificate so surrendered shall have been converted as provided in Section 2.3.2 hereof and cash payment in lieu of fractional share interests, if any, as provided in Section 2.11 hereof. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and a transmittal form to each holder of record at the Effective Time of PSP11 Series B and C Shares and AOPP Shares whose stock shall have been converted into PSP11 Shares, advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent certificates evidencing PSP11 Series B and C Shares and AOPP Shares in exchange for certificates evidencing PSP11 Shares.

         2.9  Status Until Surrendered. Until surrendered as provided in Section
2.8 hereof, each outstanding certificate which, prior to the Effective Time, represented PSP11 Series B and C Shares and AOPP Shares (other than Dissenting Shares (as defined below), if any) will be deemed for all corporate purposes to evidence ownership of the number of whole PSP11 Shares into which the PSP11 Series B and C Shares and AOPP Shares evidenced thereby were converted. However, until such outstanding certificates formerly evidencing PSP11 Series B and C Shares and AOPP Shares are so surrendered, no dividend payable to holders of record of PSP11 Shares shall be paid to the holders of such outstanding certificates in respect of PSP11 Series B and C Shares and AOPP Shares, but upon surrender of such certificates by such holders there shall be paid to such holders the amount of any dividends (without interest) theretofore paid with respect to such whole PSP11 Shares as of any record date on or subsequent to the Effective Time and the amount of any cash (without interest) payable to such holder in lieu of fractional share interests pursuant to Section 2.11 hereof.

         2.10 Transfer of Shares. After the Effective Time, there shall be no further registration of transfers of PSP11 Series B and C Shares or AOPP Shares on the respective corporate records and, if certificates formerly evidencing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates evidencing PSP11 Shares and cash in lieu of fractional share interests as herein provided.

         2.11 No Fractional Shares. Notwithstanding any other term or provision of this Agreement, no fractional PSP11 Shares and no certificates or script therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu of any such fractional share interests, each holder of AOPP Shares or of PSP11 Series B and C Shares who would otherwise be entitled to such fractional share will, upon surrender of the certificate representing such shares, receive a whole PSP11 Share if such fractional share to which such holder would otherwise have been entitled is .5 of a PSP11 Share or more, and such fractional share shall be disregarded if it represents less than .5 of a PSP11 Share; provided, however, that, such fractional share shall not be disregarded if such fractional share to which such holder would otherwise have been entitled represents .5 of 1% or more of the total number of PSP11 Shares such holder is entitled to receive in the Merger. In such event, such holder shall be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (i) the per share closing price on the American Stock Exchange, Inc. of the PSP11 Shares at the Effective Time by (ii) the factional interest.

         2.12 Dissenting Shares. PSP11 Shares, PSP11 Series B and C Shares and AOPP Shares held by a holder who has demanded and perfected his right to an appraisal of such shares in accordance with Section 1300 et seq. of the GCLC and who has not effectively withdrawn or lost his right to appraisal ("Dissenting Shares") shall not continue to be owned by the holder thereof or converted into or represent the right to receive cash and/or PSP11 Shares, but the holder thereof shall be entitled only to such rights as are granted by Section 1300 et seq. of the GCLC. Each holder of Dissenting Shares who becomes entitled to payment for PSP11 Shares, PSP11 Series B and C Shares or AOPP Shares pursuant to these provisions of the GCLC shall receive payment therefor from the Surviving Corporation in accordance therewith. If any holder of PSP11 Shares, PSP11 Series B and C Shares or AOPP Shares who demands appraisal in accordance with Section 1300 et seq. of the GCLC shall effectively withdraw with the consent of the Surviving Corporation or lose (through failure to perfect or otherwise) his right to appraisal with respect to PSP11 Shares, PSP11 Series B and C Shares or AOPP Shares, such shares shall continue to be owned by the holder thereof or shall automatically be converted into the right to receive PSP11 Shares pursuant to Section 2.3.2, 2.4.2 or 2.5.2 hereof, as the case may be.

         2.13 Assumption  of  AOPP  Options.   At  the  Effective  Time,  each
outstanding option to purchase AOPP Shares (an "AOPP Option") granted under AOPP's 1997 Stock Option and Incentive Plan (the "AOPP Plan") shall be assumed by PSP11 and, whether vested or unvested, shall be converted into, and shall be deemed to constitute, an option to acquire, on the same terms and conditions applicable to the AOPP Option, the number of shares of PSP11 Shares that the holder of the AOPP Option would have received in the Merger if the AOPP Option had been exercised in full immediately prior to the Effective Time, irrespective of whether the AOPP Option was in fact then exercisable (a "Converted Option"). The exercise price per share of a Converted Option shall be the aggregate exercise price of the AOPP Option divided by the number of PSP11 Shares purchasable upon exercise of the Converted Option. As soon as practicable after the Effective Time, PSP11 shall deliver to each holder of an AOPP Option an appropriate notice setting forth the holder's rights pursuant thereto. PSP11 shall comply with the terms of each AOPP Option and take all corporate action necessary to reserve for issuance a sufficient number of PSP11 Shares for delivery upon exercise of the Converted Options.

         2.14 Exchange of Deeds. At the Effective Time, (i) PSP11 will receive from escrow deeds for the PSI Exchange Properties and (ii) PSI will receive from

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escrow deeds for the PSP11 Exchange  Properties.  PSP11 and PSI acknowledge that the PSP11 Exchange Properties, and the PSI Exchange Properties, have the respective values set forth in Exhibits B and C hereto. PSP11 and PSI also acknowledge that the Exchange is intended to qualify, as to each of PSP11 and PSI, for "like-kind exchange" treatment under Section 1031 of the Code.

     3.  Closing.

         3.1 Time and Place of Closing. If this Agreement is approved by the shareholders of PSP11, a meeting (the "Closing") shall take place as promptly as practicable thereafter at which the parties will exchange certificates and other documents as required by this Agreement. Such Closing shall take place at such time and place as PSP11 may designate. The date of the Closing shall be referred to as the "Closing Date."

         3.2 Execution and Filing of Merger Agreement. At or before the Closing and after shareholder approval by PSP11 and AOPP, PSP11 and AOPP shall execute and deliver the Merger Agreement, together with the requisite Officers' Certificates, for filing with the California Secretary of State. The Merger Agreement, together with the requisite Officers' Certificates, shall be duly filed with the California Secretary of State in accordance with the GCLC as soon as practicable following the Closing.

     4. Representations, Warranties and Agreements of PSP11. PSP11 represents, warrants and agrees with AOPP and PSI that:

         4.1 Authorization. Subject to approval of this Agreement by the shareholders of PSP11, (i) the execution, delivery and performance of this Agreement by PSP11 has been duly authorized and approved by all necessary corporate action of PSP11 and (ii) PSP11 has necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

         4.2 Organization and Related Matters. PSP11 is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSP11. PSP11 has no direct or indirect equitable or beneficial interest in any other corporation other than PSCC, Inc.

         4.3 Capital Stock. The authorized capital stock of PSP11 consists solely of (i) 2,828,929 shares of Common Stock Series A ($.01 par value), 1,819,937 of which were issued and outstanding as of August 18, 1997, (ii) 184,453 shares of Common Stock Series B ($.01 par value), all of which were issued and outstanding as of August 18, 1997 and (iii) 522,618 shares of Common

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Stock Series C ($.01 par value),  all of which were issued and outstanding as of
August 18, 1997 (47,824 of which will be cancelled immediately prior to the Merger). All of the issued and outstanding shares of capital stock of PSP11 have
been  duly  and  validly   authorized  and  issued,   and  are  fully  paid  and
nonassessable. There are no options or agreements to which PSP11 is a party or by which it is bound calling for or requiring the issuance of any of PSP11's capital stock, except (A) the PSP11 Common Stock Series B and C is convertible into PSP11 Shares in accordance with PSP11's Articles of Incorporation and (B) as provided in this Agreement.

         4.4 Consents and Approvals; No Violation. Assuming approval of the Merger and of this Agreement by the shareholders of PSP11, neither the execution and delivery of this Agreement nor the consummation by PSP11 of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreement and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which PSP11 is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of PSP11's real property, (E) as may be required by any applicable state securities or takeover laws, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSP11 or adversely affect the ability of PSP11 to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSP11 is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSP11 or adversely affect the ability of PSP11 to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 4.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSP11 or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSP11 or adversely affect the ability of PSP11 to consummate the transactions contemplated hereby.

         4.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSP11, threatened against PSP11 or involving any of its properties or assets.

         4.6 SEC Reports. Since January 1, 1994, PSP11 has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSP11 SEC Reports").

None of the PSP11 SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.7 Financial Statements. The financial statements included in the PSP11 SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSP11 as of their respective dates, and the results of operations of PSP11 for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         4.8 Absence of Certain Changes or Events. Since January 1, 1997, the business of PSP11 has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

         4.9 S-4 Registration Statement and Proxy Statement and Prospectus. None of the information supplied or to be supplied by PSP11 for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement and Prospectus (as such terms are defined in Section 7.5 hereof) will
(i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement and Prospectus, at the time of the mailing of the Proxy Statement and Prospectus and at the time of the meeting of the shareholders of PSP11, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4.10 Insurance. All material insurance of PSP11 is currently in full force and effect and PSP11 has reported all claims and occurrences to the extent required by such insurance.

         4.11 PSP11 Exchange Properties. PSP11 has valid and insurable fee simple title to the PSP11 Exchange Properties, free and clear of all liens and encumbrances, subject to certain matters that do not materially impair the use or value of the respective PSP11 Exchange Property to which they relate.

         4.12 PSI Exchange Properties. PSP11 agrees that it will not dispose of the PSI Exchange Properties for at least a period of two years after the Effective Time.

         4.13 Disclosure. The representations and warranties by PSP11 in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     5.  Representations,   Warranties  and  Agreements  of  AOPP.  AOPP  hereby
represents, warrants and agrees with PSP11 and PSI that:

         5.1 Authorization. Subject to approval of this Agreement by the shareholders of AOPP, (i) the execution, delivery and performance of this Agreement by AOPP has been duly authorized and approved by all necessary corporate action of AOPP and (ii) AOPP has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

         5.2 Organization and Related Matters. AOPP is a corporation duly organized, existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of AOPP.

         5.3 Capital Stock. The authorized capital stock of AOPP consists solely of (i) 100,000,000 shares of Common Stock ($.10 par value), 3,523,500 of which were issued and outstanding as of August 18, 1997 and (ii) 100,000,000 shares of Preferred Stock ($.10 par value), none of which were issued and outstanding as of August 18, 1997. All of the issued and outstanding shares of Common Stock of AOPP have been duly and validly authorized and issued, and are fully paid and nonassessable.

         5.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation by AOPP of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreement and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which AOPP is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of AOPP's real property, (E) as may be required by any applicable state securities or takeover laws, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on AOPP or adversely affect the ability of AOPP to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which AOPP is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on

AOPP or adversely affect the ability of AOPP to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to AOPP or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on AOPP or adversely affect the ability of AOPP to consummate the transactions contemplated hereby.

         5.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of AOPP, threatened against AOPP or involving any of its properties or assets.

         5.6 Financial Statements. The financial statements of AOPP as of and for the periods ended December 31, 1994, 1995 and 1996 and June 30, 1996 and 1997, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of AOPP as of their respective dates, and the results of operations of AOPP for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         5.7 Absence of Certain Changes or Events. Since January 1, 1997, the business of AOPP has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

         5.8 S-4 Registration Statement and Proxy Statement and Prospectus. None of the information supplied or to be supplied by AOPP for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement and Prospectus (as those terms are defined in Section 7.5 hereof) will
(i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement and Prospectus, at the time of the mailing of the Proxy Statement and Prospectus and at the time of the meeting of the shareholders of PSP11, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.9 Insurance. All material insurance of AOPP is currently in full force and effect and AOPP has reported all claims and occurrences to the extent required by such insurance.

         5.10 Disclosure. The representations and warranties by AOPP in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     6.  Representations,   Warranties   and  Agreements  of  PSI.  PSI  hereby
represents, warrants and agrees with PSP11 and AOPP that:

         6.1 Authorization. The execution, delivery and performance of this Agreement by PSI has been duly authorized and approved by all necessary corporate action of PSI, and PSI has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

         6.2 Organization and Related Matters. PSI is a corporation duly organized, existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSI.

         6.3 S-4 Registration Statement and Proxy Statement and Prospectus. None of the information supplied or to be supplied by PSI for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement and Prospectus (as those terms are defined in Section 7.5 hereof) will
(i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Proxy Statement and Prospectus, at the time of the mailing of the Proxy Statement and Prospectus and at the time of the meeting of the shareholders of PSP11, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         6.4 PSI Exchange Properties. PSI has valid and insurable fee simple title to the PSI Exchange Properties, free and clear of all liens and encumbrances, subject to certain matters that do not materially impair the use or value of the respective PSI Exchange Property to which they relate.

         6.5 PSP11 Exchange Properties. PSI agrees that it will not dispose of the PSP11 Exchange Properties for at least a period of two years after the Effective Time.

     7.  Covenants and Agreements.

         7.1 Ordinary Course. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of PSP11 and AOPP will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to: (a)
preserve intact its present business, organization and goodwill, (b) maintain all permits, licenses and authorizations required by applicable laws and (c) keep available the services of its present employees and preserve its relationships with customers, suppliers, lenders, lessors, governmental entities and others having business or regulatory dealings with it. Without the consent of the other, PSP11 and AOPP will not issue any capital stock or debt securities convertible into capital stock. Each of PSP11 and AOPP will promptly notify the other of any event or occurrence not in the ordinary and usual course of business or which may have a material adverse effect on the properties or financial condition of such party.

         7.2  Meeting of Shareholders.

              7.2.1 PSP11.PSP11 will take all action necessary in accordance with applicable law to convene a meeting of its shareholders as promptly as practicable to consider and vote upon approval of this Agreement, it being understood that (i) the principal terms of the Agreement must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock Series A, Common Stock Series B and Common Stock Series C of PSP11, counted together as a single class, and (ii) the shares of Common Stock Series B and Common Stock Series C of PSP11 will be voted with the holders of a majority of the unaffiliated shares of Common Stock Series A of PSP11.

              7.2.2 AOPP. AOPP will take all action necessary in accordance with applicable law to convene a meeting of its shareholders as promptly as practicable to consider and vote upon approval of this Agreement.

         7.3 Tax Reporting. Each of PSP11 and AOPP agrees to report the Merger for federal and state income tax purposes, as a reorganization of the type described in Section 368(a)(1)(A) of the Code.

         7.4 Acquisition Proposals. PSP11 will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or similar transaction involving PSP11, or any purchase of all or any significant portion of the assets of PSP11, or any equity interest in PSP11, other than the transactions contemplated hereby (an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that the Board of Directors on behalf of PSP11 may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives with persons who have sought the same if the failure to provide such information or participate in such negotiations and discussions might cause the members of the Board of Directors to breach their fiduciary duty to PSP11's shareholders under applicable law as advised by counsel. PSP11 will notify PSI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with PSP11, and will keep AOPP informed of the status and terms of any such proposals and any such negotiations or discussions.

         7.5 Registration and Proxy Statements. PSP11 and AOPP will promptly prepare and file with the SEC a preliminary proxy statement in connection with the vote of shareholders of PSP11 with respect to the Merger. PSP11 will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a proxy statement/prospectus, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the PSP11 Shares to be issued to holders of AOPP Shares in the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in the form or forms to be mailed or delivered to the shareholders of PSP11 and AOPP, being herein called the "Proxy Statement and Prospectus"). PSP11 and AOPP will each use its best efforts to have or cause the S-4 Registration Statement to be declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and PSP11 and AOPP will use their best efforts to cause the Proxy Statement and Prospectus to be mailed to their respective shareholders at the earliest practicable date. PSP11 agrees that if at any time prior to the Effective Time any event with respect to PSP11 should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement and Prospectus or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of PSP11 and AOPP and (ii) the Proxy Statement and Prospectus will (with respect to PSP11) comply as to form in all material respects with the requirements of the federal securities laws. AOPP agrees that
(i) if at any time prior to the Effective Time any event with respect to AOPP should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement and Prospectus or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of PSP11 and (ii) the Proxy Statement and Prospectus will (with respect to AOPP) comply as to form in all material respects with the requirements of the federal securities laws.

         7.6 Best Efforts. Each of PSP11 and AOPP shall: i) promptly make its respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (ii) use its best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

         7.7 Registration and Listing of PSP11 Shares. PSP11 will use its best efforts to register under the applicable provisions of the Securities Act the shares of PSP11 Common Stock to be issued in the Merger and to cause such shares to be listed for trading on the AMEX upon official notice of issuance.

         7.8 Distributions. Neither PSP11 nor AOPP will, at any time prior to the Effective Time, declare or pay any cash distribution on its capital stock or make any other distribution of assets to its shareholders, except regular quarterly dividends consistent with prior practice.

     8.  Conditions.

         8.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part, to the extent permitted by applicable law:

              8.1.1     Shareholder   Approval.  This  Agreement  and  the
transactions contemplated hereby shall have been duly approved by both the shareholders of PSP11 and the shareholders of AOPP as contemplated by Sections
7.2.1 and 7.2.2 hereof.

              8.1.2 Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the expiration of the waiting period requirements of the HSR Act) shall have been made or obtained (as the case may
be) without material restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a material adverse effect on PSP11, AOPP or PSI.

              8.1.3 Litigation. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action which prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the party invoking this condition shall use its best efforts to have any such judgment, decree, injunction or other order vacated.

              8.1.4 Registration Statement. The S-4 Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under federal and state securities laws relating to the issuance or trading of the shares of PSP11 Common Stock to be issued in the Merger shall have been received.

              8.1.5 Listing of PSP11 Shares on AMEX. The shares of PSP11 Common Stock to be issued in the Merger shall have been approved for listing on the AMEX upon official notice of issuance.

              8.1.6 PSP11 Fairness Opinion. The Board of Directors of PSP11 shall have received the opinion of Jefferies & Company, Inc. in form and substance satisfactory to it to the effect that the terms of the Merger are, from a financial point of view, fair to the public shareholders of PSP11, and such opinion shall not have been withdrawn or revoked.

              8.1.7 Tax Opinion. The Board of Directors of PSP11 and AOPP shall have received a legal opinion of Hogan & Hartson L.L.P. that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code.

              8.1.8 PSI Board Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the Board of Directors of PSI.

              8.1.9 Merger and Exchange. The Merger and the Exchange are conditioned on each other.

         8.2 Conditions to Obligations of PSP11. The obligations of PSP11 to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSP11 to the extent permitted by applicable law:

              8.2.1 Accuracy of Representations; Performance of Agreements. Each of the representations and warranties of AOPP and PSI contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and AOPP and PSI shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

              8.2.2 Deeds and Cash. PSI shall have delivered into escrow deeds, in form and substance satisfactory to PSP11, for the PSI Exchange Properties.

              8.2.3 Certificate of Officers. PSP11 shall have received such certificates of officers of AOPP and PSI as PSP11 may reasonably request in connection with the Closing, including upon request a certificate satisfactory to it of the Chief Executive Officers and the Chief Financial Officers of AOPP and PSI to the effect that, to the best of their knowledge, all representations and warranties of their respective corporation contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and their respective corporation has performed or complied with all agreements and covenants required by this Agreement to be performed or complied with at or prior to the Closing.

              8.2.4 Title to Properties; Environmental Audits. PSP11 in its sole discretion shall be satisfied as to the status of title to (including the existence and effect of liens and encumbrances), and the results of an environmental audit of, each of the real properties owned by AOPP and each of the PSI Exchange Properties.

              8.2.5 Dissenting Shares. None of the AOPP Shares shall have become Dissenting Shares.

         8.3 Conditions to Obligations of AOPP. The obligations of AOPP to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by AOPP to the extent permitted by applicable law.

              8.3.1 Accuracy of Representations; Performance of Agreements. Each of the representations and warranties of PSP11 and PSI contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSP11 and PSI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

              8.3.2 Certificate of Officers. AOPP shall have received such certificates of officers of PSP11 and PSI as AOPP may reasonably request in connection with the Closing, including upon request a certificate satisfactory to it of the Chief Executive Officers and the Chief Financial Officers of PSP11 and PSI to the effect that, to the best of their knowledge, all representations and warranties of their respective corporation contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and their respective corporation has performed or complied with all agreements and covenants required by this Agreement to be performed or complied with at or prior to the Closing.

              8.3.3 Title to Properties; Environmental Audits. AOPP in its sole discretion shall be satisfied as to the status of title to (including the existence and effect of liens and encumbrances), and the results of an environmental audit of, each of the real properties owned by PSP11.

              8.3.4 Dissenting Shares. Less than 5% of the outstanding PSP11 Shares shall have become Dissenting Shares.

         8.4 Conditions to Obligations of PSI. The obligations of PSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSI to the extent permitted by applicable law.

              8.4.1 Accuracy of Representations; Performance of Agreements. Each of the representations and warranties of PSP11 and AOPP contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSP11 and AOPP shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

              8.4.2 Deeds. PSP11 shall have delivered into escrow deeds, in form and satisfactory to PSI, for the PSP11 Exchange Properties.

              8.4.3 Certificate of Officers. PSI shall have received such certificates of officers of PSP11 and AOPP as PSI may reasonably request in connection with the Closing, including upon request a certificate satisfactory to it of the Chief Executive Officers and the Chief Financial Officers of PSP11 and AOPP to the effect that, to the best of their knowledge, all representations and warranties of their respective corporation contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and their respective corporation has performed or complied with all agreements and covenants required by this Agreement to be performed or complied with at or prior to the Closing.

     9.  Termination.

         9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after shareholder approval, by the mutual written consent of PSP11, AOPP and PSI.

         9.2 Termination by PSP11, AOPP or PSI. This Agreement may be terminated and the Merger and the Exchange may be abandoned by action of the Board of Directors of any of PSP11, AOPP or PSI if (i) both the Merger and the Exchange shall not have been consummated by December 31, 1998 (provided that the right to terminate this Agreement under this Section 9.2(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or
(iii) the shareholders of either PSP11 or AOPP shall have failed to approve this Agreement and the transactions contemplated hereby at its respective meeting of shareholders.

         9.3 Termination by PSP11. This Agreement may be terminated by PSP11 and the Merger and the Exchange may be abandoned at any time prior to the Effective Time, if (i) AOPP or PSI shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by AOPP or PSI, respectively, at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to such party of such failure to comply or (ii) any representation or warranty of AOPP or PSI contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to such party of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

         9.4 Termination by AOPP. This Agreement may be terminated by AOPP and the Merger and the Exchange may be abandoned at any time prior to the Effective Time, before or after shareholder approval, if (i) PSP11 or PSI shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSP11 or PSI, respectively, at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to such party of such failure to comply or (ii) any representation or warranty of PSP11 or PSI contained in this Agreement shall not be true in all material respects when made, which inaccuracy or beach (if capable of cure) has not been cured within five business days following notice to such party of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

         9.5 Termination by PSI. This Agreement may be terminated by PSI and the Merger and the Exchange may be abandoned at any time prior to the Effective Time, before or after shareholder approval, if (i) PSP11 or AOPP shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSP11 or AOPP, respectively, at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to such party of such failure to comply or (ii) any representation or warranty of PSP11 or AOPP contained in this Agreement shall not be true in all material respects when made, which inaccuracy or beach (if capable of cure) has not been cured within five business days following notice to such party of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

         9.6 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger and the Exchange pursuant to this Section 9, no party (or any directors, officers, employees, agents or representatives of any party) shall have any liability or further obligation to any other party or any person who controls a party within the meaning of the Securities Act, except as provided in Section 10.1 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

     10. Miscellaneous.

         10.1 Payment of Expenses. If the Merger and Exchange are consummated, the Surviving Corporation shall pay all the expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If the Merger and Exchange are not consummated, each of PSP11, AOPP and PSI shall pay its own expenses, except that PSP11, AOPP and PSI shall each pay one-third of any expenses incurred in connection with the printing of the S-4 Registration Statement and the Proxy Statement and Prospectus, the real estate appraisals and environmental audits of the properties of PSP11, AOPP and PSI and preparation for real estate closings, and any filing fees under the HSR Act, the Securities Act and the Securities Exchange Act of 1934, as amended.

         10.2 Survival  of  Representations,   Warranties  and  Covenants.  The
respective representations and warranties of PSP11, AOPP and PSI contained herein or in any certificate or document delivered pursuant hereto shall expire with and be terminated and extinguished by the effectiveness of the Merger and shall not survive the Effective Time. The sole right and remedy arising from a misrepresentation or breach of warranty, or from the failure of any of the conditions to be met, shall be the termination of this Agreement by the other party. This Section 10.2 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance at or after the Effective Time.

         10.3 Modification or Amendment. The parties may modify or amend this Agreement by written agreement authorized by the Boards of Directors and executed and delivered by officers of the respective parties; provided, however, that after approval of this Agreement by the shareholders of PSP11 or AOPP, no amendment shall be made which changes any of the principal terms of the Merger or this Agreement, without the approval of the shareholders of such corporation.

         10.4 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

         10.6 Interpretation. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. Each of the capitalized terms defined in this Agreement shall, for all purposes of this Agreement (and whether defined in the plural and used in the singular, or vice versa), have the respective meaning assigned to such term in the Section in which such meaning is set forth. References in this Agreement to "parties" or a "party" refer to parties to this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. "Including" means "including without limitation."

         10.7 Headings. The descriptive headings contained in the Sections and subsections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.8 Parties in Interest. This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, and shall confer no right, benefit or interest upon any other person, including shareholders of the respective parties.

         10.9 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by U.S. mail, postage prepaid, addressed as follows or such other address as the party to be notified has furnished in writing by a notice given in accordance with this Section 10.9:

                             If to PSP11:

                             Public Storage Properties XI, Inc.
                             701 Western Avenue, Suite 200
                             Glendale, California 91201-2397
                             Attention: B. Wayne Hughes
                               Chief Executive Officer

                             If to AOPP:

                             American Office Park Properties, Inc.
                             701 Western Avenue, Suite 200
                             Glendale, California 91201-2397
                             Attention: Ronald L. Havner, Jr.
                               Chief Executive Officer

                             If to PSI:

                             Public Storage, Inc.
                             701 Western Avenue, Suite 200
                             Glendale, California 91201-2397
                             Attention: Harvey Lenkin
                               President

Any such notice or communication shall be deemed given as of the date of delivery, if delivered personally, or on the second day after deposit with the U.S. Postal Service, if sent by U.S. mail.

         10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

         10.11 Assignment. No rights, interests or obligations of either party under this Agreement may be assigned or delegated without the prior written consent of the other party.

         10.12 Entire Agreement. This Agreement, including the Merger Agreement, embodies the entire agreement and understanding between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether written or oral.

         10.13 Severable Provisions. If any of the provisions of this Agreement may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

         10.14 Further Action. If at any time after the Effective Time, the Surviving Corporation shall determine that any assignments, transfers, deeds or other assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of AOPP, the officers of either Constituent Corporation are fully authorized in the name of AOPP or otherwise to execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                        PUBLIC STORAGE PROPERTIES XI, INC.

                                        By:   /s/ B. WAYNE HUGHES
                                              -----------------------------
                                              B. Wayne Hughes
                                              Chief Executive Officer

                                        AMERICAN OFFICE PARK PROPERTIES, INC.

                                        By:   /s/ RONALD L. HAVNER, JR.
                                              -----------------------------
                                              Ronald L. Havner, Jr.
                                              Chief Executive Officer

                                        PUBLIC STORAGE, INC.

                                        By:   /s/ HARVEY LENKIN
                                              -----------------------------
                                              Harvey Lenkin
                                              President

                                                                      Exhibit A
                                                                      ---------
                               AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER ("Agreement") is entered into as of this ____ day of __________, 1997, by and between PUBLIC STORAGE PROPERTIES XI, INC., a California corporation ("PSP11") and AMERICAN OFFICE PARK PROPERTIES, INC., a California corporation ("AOPP") with reference to the following:

     A. PSP11 was incorporated in 1990 under the laws of California, and on the date hereof has outstanding _______________ shares of Common Stock Series A, $.01 par value (the "PSP11 Shares"),__________ shares of Common Stock Series B and __________ shares of Common Stock Series C.

     B. AOPP was incorporated in 1987 under the laws of California, and on the date hereof its authorized capital stock consists of 100,000,000 shares of Common Stock, $.10 par value (the "AOPP Shares"), ___________ of which are issued and outstanding and 100,000,000 shares of Preferred Stock ($.10 par value), none of which are issued and outstanding.

     C. PSP11, AOPP and Public Storage, Inc. ("PSI") have entered into an Agreement and Plan of Reorganization dated as of August ___, 1997 (the "Plan"), setting forth certain representations, warranties, conditions and agreements pertaining to the Merger (as defined below).

     D. The Boards of Directors of PSP11, AOPP and PSI have approved the Plan and this Agreement of Merger, and the requisite shareholder approval has been obtained.

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

          1.1 The Merger. At the Effective Time (as defined below), AOPP will be merged with and into PSP11 (the "Merger") and PSP11 shall be the surviving corporation. PSP11 and AOPP are sometimes collectively referred to herein as the "Constituent Corporations" and PSP11, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

          1.2 Effective Time. The Merger shall become effective at the time at which this Agreement, together with the requisite Officers' Certificates of PSP11 and AOPP, are filed with the California Secretary of State (the "Effective Time").

          1.3 Effect of the Merger. At the Effective Time:

              (a) The separate corporate existence of AOPP shall cease and the Surviving Corporation shall thereupon succeed, without other transfer, to all the rights and property of AOPP and shall be subject to all the debts and liabilities of AOPP in the same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of AOPP shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against AOPP may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

              (b) The Articles of Incorporation of PSP11, as amended in the following respect at the Effective Time, shall continue to be the Articles of Incorporation of the Surviving Corporation until changed as provided by law and its respective provisions. Article I shall be amended to read as follows:

              The name of this corporation is American Office Park Properties, Inc.

              (c)  The  directors  of  the  Surviving  Corporation   immediately
following the Merger shall be the following:

               Ronald L. Havner, Jr.
               Harvey Lenkin
               Vern O. Curtis
               James Kropp
               Jack D. Steele
               Christopher Weil

                                   ARTICLE II

          2.1 Common Stock Series A of PSP11. Each outstanding share of Common Stock Series A ($.01 par value) of PSP11 (the "PSP11 Shares") would continue to be owned by holders of PSP11 Shares or converted into the right to receive cash as follows:

              (a) At the Effective Time, subject to Section 2.7.1 of the Plan, each PSP11 Share as to which a cash election has been made in accordance with the provisions of Section 2.6 of the Plan and has not been revoked, relinquished or lost pursuant to Section 2.6 of the Plan (the "Cash Election Shares") shall be converted into and shall represent the right to receive $20.50 in cash. As soon as practicable after the Effective Time, the registered holders of Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Shares.

              (b) At the Effective Time, subject to Section 2.12 of the Plan, each PSP11 Share (other than Cash Election Shares) shall continue to be owned by the holders of the PSP11 Shares.

          2.2 Common Stock Series B and C of PSP11. Each outstanding share of Common Stock Series B and C ($.01 par value) of PSP11 (the "PSP11 Series B and C Shares") would be converted into the right to receive cash or PSP11 Shares as follows:

              (a) At the Effective Time, subject to Section 2.7.2 of the Plan, each PSP11 Series B and C Share as to which a cash election has been made in accordance with the provisions of Section 2.6 of the Plan and has not been revoked, relinquished or lost pursuant to Section 2.6 of the Plan (the "Series B and C Cash Election Shares") shall be converted into and shall represent the right to receive $17.71 in cash. As soon as practicable after the Effective Time, the registered holders of Series B and C Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Series B and C Cash Election Shares.

              (b) At the Effective Time, subject to Section 2.12 of the Plan, each PSP11 Series B and C Share (other than Series B and C Cash Election Shares) shall be converted into 0.8641 PSP11 Shares.

          2.3 AOPP Shares. Each outstanding share of Common Stock ($.10 par value) of AOPP (the "AOPP Shares") would be converted into the right to receive cash or PSP11 Shares as follows:

              (a) At the Effective Time, subject to Section 2.7.3 of the Plan, each AOPP Share as to which a cash election has been made in accordance with the provisions of Section 2.6 of the Plan and has not been revoked, relinquished or lost pursuant to Section 2.6 of the Plan (the "AOPP Cash Election Shares") shall be converted into and shall represent the right to receive $24.19 in cash. As soon as practicable after the Effective Time, the registered holders of AOPP Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such AOPP Cash Election Shares.

              (b) At the Effective Time, subject to Section 2.12 of the Plan, each AOPP Share (other than AOPP Cash Election Shares) shall be converted into
1.18 PSP11 Shares.

          2.4 Exchange of Certificates. After the Effective Time, each holder of a certificate theretofore evidencing outstanding PSP11 Series B and C Shares and AOPP Shares which were converted into PSP11 Shares pursuant hereto, upon surrender of such certificate to American Stock Transfer & Trust Company (the "Exchange Agent") or such other agent or agents as shall be appointed by the Surviving Corporation, shall be entitled to receive a certificate representing the number of whole PSP11 Shares into which the PSP11 Series B and C Shares and AOPP Shares theretofore represented by the certificate so surrendered shall have been converted and cash payment in lieu of fractional share interests, if any. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and a transmittal form to each holder of PSP11 Series B and C Shares and AOPP Shares of record at the Effective Time whose stock shall have been converted into PSP11 Shares, advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent certificates evidencing PSP11 Series B and C Shares and AOPP Shares in exchange for certificates evidencing PSP11 Shares.

          2.5 Status Until Surrendered. Until surrendered as provided in Section
2.6 hereof, each outstanding certificate which, prior to the Effective Time, represented PSP11 Series B and C Shares and AOPP Shares (other than Dissenting

Shares (as defined below), if any) will be deemed for all corporate purposes to evidence ownership of the number of whole PSP11 Shares into which the PSP11 Series B and C Shares and AOPP Shares evidenced thereby were converted. However, until such outstanding certificates formerly evidencing PSP11 Series B and C Shares and AOPP Shares are so surrendered, no dividend payable to holders of record of PSP11 Shares shall be paid to the holders of such outstanding certificates in respect of PSP11 Series B and C Shares and AOPP Shares, but upon surrender of such certificates by such holders there shall be paid to such holders the amount of any dividends (without interest) theretofore paid with respect to such whole PSP11 Shares as of any record date on or subsequent to the Effective Time and the amount of any cash (without interest) payable to such holder in lieu of fractional share interests.

          2.6 Transfer of Shares. After the Effective Time, there shall be no further registration of transfers of PSP11 Series B and C Shares and AOPP Shares on the corporate records and, if certificates formerly evidencing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates evidencing PSP11 Shares and cash in lieu of fractional share interests as herein provided.

          2.7 No Fractional Shares. Notwithstanding any other term or provision of this Agreement or the Plan, no fractional PSP11 Shares and no certificates or script therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu of any such fractional share interests, each holder of AOPP Shares or of PSP11 Series B and C Shares who would otherwise be entitled to such fractional share will, upon surrender of the certificate representing such shares, receive a whole PSP11 Share if such fractional share to which such holder would otherwise have been entitled is .5 of a PSP11 Share or more, and such fractional share shall be disregarded if it represents less than .5 of a PSP11 Share; provided, however, that, such fractional share shall not be disregarded if such fractional share to which such holder would otherwise have been entitled represents .5 of 1% or more of the total number of PSP11 Shares such holder is entitled to receive in the Merger. In such event, such holder shall be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (i) the per share closing price on the American Stock Exchange, Inc. of the PSP11 Shares at the Effective Time by (ii) the fractional interest.

          2.8 Dissenting Shares. PSP11 Shares, PSP11 Series B and C Shares and AOPP Shares held by a holder who has demanded and perfected his right to an appraisal of such shares in accordance with Section 1300 et seq. of the General Corporation Law of California (the "GCLC") and who has not effectively withdrawn or lost his right to appraisal ("Dissenting Shares") shall not continue to be owned by the holder thereof or converted into or represent the right to receive cash and/or PSP11 Shares, but the holder thereof shall be entitled only to such rights as are granted by Section 1300 et seq. of the GCLC. Each holder of Dissenting Shares who becomes entitled to payment for PSP11 Shares, PSP11 Series B and C Shares or AOPP Shares pursuant to these provisions of the GCLC shall receive payment therefor from the Surviving Corporation in accordance therewith. If any holder of PSP11 Shares, PSP11 Series B and C Shares or AOPP Shares who demands appraisal in accordance with Section 1300 et seq. of the GCLC shall effectively withdraw with the consent of the Surviving Corporation or lose (through failure to perfect or otherwise) his right to appraisal with respect to


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

PSP11 Shares, PSP11 Series B and C Shares or AOPP Shares, such shares shall automatically be converted into the right to receive PSP11 Shares pursuant to
Section 2.1(b), 2.2(b) or 2.3(b) hereof, as the case may be.

          2.9 Assumption of AOPP Options. At the Effective Time, each outstanding option to purchase AOPP Shares (an "AOPP Option") granted under AOPP's 1997 Stock Option and Incentive Plan (the "AOPP Plan") shall be assumed by PSP11 and, whether vested or unvested, shall be converted into, and shall be deemed to constitute, an option to acquire, on the same terms and conditions applicable to the AOPP Option, the number of shares of PSP11 Shares that the holder of the AOPP Option would have received in the Merger if the AOPP Option had been exercised in full immediately prior to the Effective Time, irrespective of whether the AOPP Option was in fact then exercisable (a "Converted Option"). The exercise price per share of a Converted Option shall be the aggregate exercise price of the AOPP Option divided by the number of PSP11 Shares purchasable upon exercise of the Converted Option. As soon as practicable after the Effective Time, PSP11 shall deliver to each holder of an AOPP Option an appropriate notice setting forth the holder's rights pursuant thereto. PSP11 shall comply with the terms of each AOPP Option and take all corporate action necessary to reserve for issuance a sufficient number of PSP11 Shares for delivery upon exercise of the Converted Options.

                                   ARTICLE III

          3.1 Headings. The descriptive headings contained in the Sections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          3.2 Parties in Interest. This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, and shall confer no right, benefit or interest upon any other person, including shareholders of the respective parties.

          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

          3.4 Further Action. If at any time after the Effective Time, the Surviving Corporation shall determine that any assignments, transfers, deeds or other assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of AOPP, the officers of either Constituent Corporation are fully authorized in the name of AOPP or otherwise to execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation.

          3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

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


          3.6 Abandonment of Merger. The Constituent Corporations have the power to abandon the Merger by mutual written consent prior to the filing of this Agreement with the California Secretary of State.


     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


                                PUBLIC STORAGE PROPERTIES XI, INC.


                                 By:
                                    -----------------------------------
                                    B. Wayne Hughes
                                    Chairman of the Board of Directors
                                    and Chief Executive Officer


                                 By:
                                    -----------------------------------
                                    Obren B. Gerich
                                    Secretary


                                 AMERICAN OFFICE PARK PROPERTIES, INC.


                                 By:
                                    -----------------------------------
                                    Ronald L. Havner, Jr.
                                    Chief Executive Officer



                                 By:
                                    -----------------------------------
                                    Mary Jayne Howard
                                    Assistant Secretary


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